Exhibit 99.1

ESQUIRE FINANCIAL HOLDINGS, INC.

REPORTS SECOND QUARTER 2017 RESULTS

Growth in Capital, Net Income, Fee Income, Loans and Core Deposits

Jericho, NY – July 25, 2017 – Esquire Financial Holdings, Inc. (NASDAQ: ESQ) (the “Company”), the holding company for Esquire Bank, National Association (“Esquire Bank”), today announced its operating results for the three and six months ended June 30, 2017. Significant achievements during the quarter include:

•	Successfully completed the Company’s initial public offering (“IPO”) of common stock resulting in net proceeds of $21.7 million on June 30, 2017. On July 20, 2017, the underwriter exercised its full over-allotment option resulting in additional net proceeds of $4.6 million.
•	Net income increased 37.3% to $1.0 million, or $0.20 per diluted common share. Adjusted(1) net income increased 23.1% to $921 thousand, or $0.18 per diluted share.
•	Net interest income for the second quarter increased $782 thousand, or 20.4%, to $4.6 million, supported by our strong net interest margin of 4.34%.
•	On a linked quarter basis, loans increased $16.9 million or 23.3% annualized to $307.4 million from $290.6 million for the first quarter of 2017, primarily driven by our higher yielding commercial and consumer loan categories.
•	Continued solid asset quality metrics and reserve coverage with no non-performing assets and an allowance for loan losses to total loans of 1.24% at June 30, 2017.
•	Non-interest income consisting primarily of our merchant services platform increased 30.4% to $1.4 million or 22.7% of total revenue.
•	Deposits totaled $376.4 million, a $42.9 million or 12.9% increase from the second quarter of 2016 with a cost of funds of 0.14% (including demand deposits). Off-balance sheet funds totaled $203.6 million at June 30, 2017.
•	Returns on average assets and common equity were 0.95% and 7.64%. Adjusted(1) returns on average assets and common equity were 0.85% and 6.85%.
•	Esquire Bank remains well above the bank regulatory “Well Capitalized” standards.

“Our successful IPO, including the subsequent exercise of the over-allotment option, is a testament to our unique and attractive business model,” stated Dennis Shields, Executive Chairman. “Our solid capital base, anchored by a diverse list of new institutional investors, will support our future growth and business initiatives.”

“Our three key paths for continued high performance are our strong net interest margin, diverse mix of fee based income and our branchless distribution network,” stated Andrew C. Sagliocca, President and Chief Executive Officer. “Our Company is at a true inflection point for scalability and profitability.”

(1)	See reconciliations of As Reported (GAAP) to Adjusted (Non-GAAP) disclosure provided elsewhere herein.

Net Earnings and Returns

Net income for the quarter was $1.0 million or $0.20 per diluted share, compared to $748 thousand or $0.15 per diluted share for 2016. Returns on average assets and common equity for the current quarter were 0.95% and 7.64% compared to 0.83% and 6.03% in 2016, respectively. For the second quarter of 2017, the effective tax rate of 32.0% was lower than anticipated due to tax benefits resulting from the exercise of certain stock options during the quarter. Net income for the six months ended June 30, 2017 was $1.8 million or $0.36 per diluted share, compared to $1.4 million or $0.27 per diluted share for 2016. Returns on average assets and common equity for the six months ended June 30, 2017 were 0.87% and 7.02% compared to 0.78% and 5.65% in 2016, respectively.

Adjusted net income for the quarter was $921 thousand or $0.18 per diluted share and adjusted returns on average assets and common equity were 0.85% and 6.85%, respectively. Adjusted net income for the six months ended 2017 was $1.7 million or $0.34 per diluted share and adjusted returns on average assets and common equity were 0.82% and 6.62%, respectively.

Net interest income for second quarter of 2017 increased $782 thousand, or 20.4%, to $4.6 million, primarily due to growth in average interest earning assets totaling $74.7 million, or 21.2%, to $427.4 million when compared to 2016. Our net interest margin remained stable and was 4.34% for the second quarter of 2017 compared to 4.38% in 2016. Average loans in the quarter increased $54.8, million or 23.2%, to $290.6 million and average securities increased $23.3 million, or 28.9%, to $103.7 million when compared to the second quarter of 2016. For the six months ended June 30, 2017, net interest income increased $1.4 million or 19.3% to $8.9 million, primarily due to growth in average interest earning assets totaling $72.2 million, or 20.8%, to $419.5 million when compared to the second quarter of 2016. The Company’s net interest margin remained stable and was 4.29% for the six months ended 2017 compared to 4.33% in 2016. Average loans for the six months ended 2017 increased $52.5 million or 22.6% to $284.4 million and average securities increased $19.1 million or 23.2% to $101.6 million when compared to the second quarter of 2016. Increases in loans and securities for the quarter and six months ended June 30, 2017 represent organic growth funded with low cost core deposits.

The provision for loan losses was $300 thousand for the second quarter of 2017, $170 thousand higher than the comparable period in 2016 and $450 thousand for the six months ended June 30, 2017, $175 thousand higher than 2016. The higher provision is reflective of loan growth experienced in the Company’s higher yielding commercial and consumer loan categories. As of June 30, 2017, Esquire had no delinquent loans and no non-performing assets. Additionally, the Company had no charge-offs for the quarter ended June 30, 2017.

Non-interest income increased $317 thousand or 30.4%, to $1.4 million for second quarter of 2017, and increased $535 thousand, or 26.4%, to $2.6 million for the six months ended 2017. These increases were primarily due to the growth in customer related fees and anchored by the continued success of the Company’s merchant services platform.

Non-interest expense increased $645 thousand to $4.2 million in the second quarter of 2017 and increased $1.2 million to $8.2 million for the six months ended 2017. These increases were primarily driven by increases in employee compensation and benefits costs and occupancy and equipment costs. The increase in compensation and benefit costs was due to the Company’s continued growth and related hiring efforts as well as increases in current salaries. The increase in occupancy and equipment costs was due to the consolidation of administrative offices, executive offices and employees into the Company’s new corporate headquarters in Jericho, NY to increase efficiency and productivity. The Company’s efficiency ratio decreased to 69.7% and 71.4% for the three and six months ended June 30, 2017.

The effective tax rate for second quarter of 2017 was 32.0% due to tax benefits resulting from the exercise of certain stock options during the quarter. The Company expects the effective tax rate to return to a more normalized rate of approximately 39.0% for the remainder of the year.

Balance Sheet and Asset Quality

At June 30, 2017, total assets were $455.8 million, reflecting a $68.2 million or 17.6% increase from June 30, 2016. This increase is primarily attributable to increases in loans totaling $54.2 million or 21.4% to $307.4 million and increases in securities totaling $16.0 million or 19.6% to $97.3 million at June 30, 2017. This growth was primarily funded with low cost core deposits. Esquire Bank had no non-performing assets at June 30, 2017 or 2016. The allowance for loan losses was $3.8 million, or 1.24% of total loans, as compared to $3.1 million, or 1.22% of total loans, at June 30, 2016. Premises and equipment increased to $2.7 million at June 30, 2017 from $1.6 million due to the completion of our new corporate headquarters and related investments in technology. The Company believes that consolidating its administrative and executive areas throughout the bank in its new headquarters will increase efficiency and productivity, thereby enhancing our customer service.

Total deposits were $376.4 million at June 30, 2017, a $42.9 million, or 12.9%, increase from June 30, 2016. This was primarily due to a $35.3 million, or 36.7%, increase in non-interest bearing demand deposits to $131.6 million at June 30, 2017 from June 30, 2016. The Company also continued to prudently manage its balance sheet through its mass tort deposit sweep programs, maintaining off-balance sheet funds totaling $203.6 million at June 30, 2017. These funds are a current source of fee based income and should be a source of deposit growth in the future.

Stockholders’ equity increased $24.7 million to $77.0 million at June 30, 2017 primarily due to our successful IPO. The Company sold 1,800,000 shares and selling stockholders sold 563,873 shares of Esquire common stock at $14.00 per share in the offering. The Company did not receive any proceeds from the sale of shares by the selling stockholders nor did selling stockholders include any members of the board of directors or executive management. The offering resulted in net proceeds to the Company of $21.7 million, after deducting the underwriting discount and offering related expenses. On July 20, 2017, the Company sold 354,580 additional shares of common stock at the public offering price of $14.00 per share pursuant to the underwriter’s overallotment option. The net proceeds to the Company, after deducting the underwriting discount and estimated offering expenses associated with the over-allotment option, were approximately $4.6 million. Esquire Bank remains well above bank regulatory “Well Capitalized” standards.

With excess capital as its foundation, the Company anticipates continued earnings growth in 2017 driven by its robust commercial, post settlement consumer and small business loan pipelines, as well as its merchant services and other fee income.

About Esquire Financial Holdings, Inc.

Esquire Financial Holdings, Inc. is a bank holding company headquartered in Jericho, New York, with an additional branch office in Garden City, New York and an administrative office in Palm Beach Gardens, Florida. Its wholly-owned subsidiary, Esquire Bank, National Association, is a full service commercial bank dedicated to serving the financial needs of the legal industry and small businesses nationally, as well as commercial and retail customers in the New York metropolitan area. The bank offers tailored products and solutions to the legal community and their clients as well as dynamic and flexible merchant services solutions to small business owners. For more information, visit www.esquirebank.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” relating to future results of the Company. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to: changes in business plans as circumstances warrant; changes in general economic, business and political conditions, including changes in the financial markets; and other risks detailed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission. The forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.

Contact Information:

Eric Bader

Executive Vice President and Chief Financial Officer

Esquire Financial Holdings, Inc.

(516) 535-2002

eric.bader@esqbank.com

ESQUIRE FINANCIAL HOLDINGS, INC.

Condensed Consolidated Statement of Condition (unaudited)

(all dollars in thousands except per share data)

	June 30,	December 31,	June 30,
	2017	2016	2016
ASSETS
Cash and cash equivalents	$39,860	$42,993	$41,346
Securities available for sale, at fair value	97,302	92,645	81,352
Securities, restricted at cost	1,849	1,649	1,598
Loans	307,418	278,578	253,229
Less: allowance for loan losses	(3,823)	(3,413)	(3,100)
Loans, net of allowance	303,595	275,165	250,129
Premises and equipment, net	2,720	2,767	1,601
Other assets	10,475	9,614	11,619
Total Assets	$455,801	$424,833	$387,645

LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits	$131,642	$124,990	$96,307
Savings, NOW and money market deposits	217,081	221,843	218,240
Certificates of deposit	27,640	23,955	18,940
Total deposits	376,363	370,788	333,487
Other liabilities	2,464	1,859	1,854
Total liabilities	378,827	372,647	335,341
Total stockholders' equity	76,974	52,186	52,304
Total Liabilities and Stockholders' Equity	$455,801	$424,833	$387,645

Selected Financial Data
Common shares outstanding	6,870,285	5,002,950	5,002,950
Book value per common share	$11.10	$10.29	$10.31
Equity to assets	16.89%	12.28%	13.49%

Capital Ratios (2)
Tier 1 leverage ratio	11.94%	11.63%	11.59%
Common equity tier 1 capital ratio	15.63%	16.09%	15.30%
Tier 1 capital ratio	15.63%	16.09%	15.30%
Total capital ratio	16.79%	17.25%	16.45%

Asset Quality Ratios
Allowance for loan losses to total loans	1.24%	1.23%	1.22%
Non-performing loans to total loans	0.00%	0.00%	0.00%
Non-performing assets to total assets	0.00%	0.00%	0.00%

(2)	Regulatory capital ratios presented on bank-only basis

ESQUIRE FINANCIAL HOLDINGS, INC.

Condensed Consolidated Income Statement (unaudited)

(all dollars in thousands except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Interest income	$4,756	$3,970	$9,188	$7,704
Interest expense	136	132	273	234
Net interest income	4,620	3,838	8,915	7,470
Provision for loan losses	300	130	450	275
Net interest income after provision for loan losses	4,320	3,708	8,465	7,195
Merchant processing income	831	793	1,670	1,546
Other non-interest income	528	249	894	483
Total non-interest income	1,359	1,042	2,564	2,029
Salaries	2,369	1,985	4,714	3,947
Other expenses	1,800	1,539	3,479	2,997
Total non-interest expense	4,169	3,524	8,193	6,944
Income before income taxes	1,510	1,226	2,836	2,280
Income taxes	483	478	994	889
Net income	$1,027	$748	$1,842	$1,391

Earnings per Common Share
Basic	$0.20	$0.15	$0.36	$0.27
Diluted	$0.20	$0.15	$0.36	$0.27

Selected Financial Data
Return on average assets	0.95%	0.83%	0.87%	0.78%
Return on average common equity	7.64%	6.03%	7.02%	5.65%
Net interest margin	4.34%	4.38%	4.29%	4.33%
Efficiency ratio (1)	69.72%	72.20%	71.38%	73.14%

ESQUIRE FINANCIAL HOLDINGS, INC.

Condensed Consolidated Average Balance Sheets and Average Yields/Cost (unaudited)

(all dollars in thousands)

	For the Three Months Ended June 30,
	2017			2016
	Average		Average	Average		Average
EARNING ASSETS	Balance	Interest	Yields/Cost	Balance	Interest	Yields/Cost
Loans	$290,576	$4,062	5.61%	$235,786	$3,446	5.88%
Securities, includes restricted stock	103,702	628	2.43%	80,421	490	2.45%
Interest earning cash	33,156	66	0.80%	36,507	34	0.37%
Total interest earning assets	427,434	4,756	4.46%	352,714	3,970	4.53%

NON-INTEREST EARNING ASSETS
Cash and due from banks	572			501
Other assets	7,942			9,863

TOTAL AVERAGE ASSETS	$435,948			$363,078

INTEREST-BEARING LIABILITIES
Savings, NOW, Money Markets	$218,466	106	0.19%	$205,441	106	0.21%
Time deposits	25,565	25	0.39%	12,378	20	0.65%
Total deposits	244,031	131	0.22%	217,819	126	0.23%
Secured borrowings	285	5	7.04%	378	6	6.38%
Total interest-bearing liabilities	244,316	136	0.22%	218,197	132	0.24%

NON-INTEREST BEARING LIABILITIES
Demand deposits	135,401			92,320
Other liabilities	1,571			1,284
Total non-interest bearing liabilities	136,972			93,604
Stockholders' equity	54,660			51,277

TOTAL AVG. LIABILITIES AND EQUITY	$435,948			$363,078
Net interest spread		$4,620	4.24%		$3,838	4.28%

Net interest margin			4.34%			4.38%

ESQUIRE FINANCIAL HOLDINGS, INC.

Condensed Consolidated Average Balance Sheets and Average Yields/Cost (unaudited)

(all dollars in thousands)

	For the Six Months Ended June 30,
	2017			2016
	Average		Average	Average		Average
EARNING ASSETS	Balance	Interest	Yields/Cost	Balance	Interest	Yields/Cost
Loans	$284,417	$7,889	5.59%	$231,897	$6,671	5.79%
Securities, includes restricted stock	101,567	1,178	2.34%	82,473	967	2.36%
Interest earning cash	33,520	121	0.73%	32,914	66	0.40%
Total interest earning assets	419,504	9,188	4.42%	347,284	7,704	4.46%

NON-INTEREST EARNING ASSETS
Cash and due from banks	548			527
Other assets	7,609			9,108

TOTAL AVERAGE ASSETS	$427,661			$356,919

INTEREST-BEARING LIABILITIES
Savings, NOW, Money Markets	$220,351	215	0.20%	$194,510	195	0.20%
Time deposits	21,184	47	0.45%	12,327	26	0.42%
Total deposits	241,535	262	0.22%	206,837	221	0.21%
Secured borrowings	314	11	7.06%	380	13	6.88%
Total interest-bearing liabilities	241,849	273	0.23%	207,217	234	0.23%

NON-INTEREST BEARING LIABILITIES
Demand deposits	130,693			97,535
Other liabilities	1,495			995
Total non-interest bearing liabilities	132,188			98,530
Stockholders' equity	53,624			51,172

TOTAL AVG. LIABILITIES AND EQUITY	$427,661			$356,919
Net interest spread		$8,915	4.19%		$7,470	4.23%

Net interest margin			4.29%			4.33%

ESQUIRE FINANCIAL HOLDINGS, INC.

Condensed Consolidated Earnings per Share (unaudited)

(all dollars in thousands except per share data)

	Three months ended		Six months ended
	At June 30,		At June 30,
	2017	2016	2017	2016
Basic
Net income available to common shareholders	$1,027	$748	$1,842	$1,391
Less: Earnings allocated to preferred stock	13	23	24	43
Net income allocated to common shareholders	$1,014	$725	$1,818	$1,348
Weighted average common shares outstanding	5,075,019	4,915,878	5,039,197	4,913,874
Basic earnings per common share	$0.20	$0.15	$0.36	$0.27

Diluted
Net income allocated to common shareholders for basic earnings per share	$1,014	$725	$1,818	$1,348
Weighted average shares outstanding for basic earnings per common share	5,075,019	4,915,878	5,039,197	4,913,874
Add: Dilutive effects of assumed exercises of stock options	25,589	30,550	30,202	30,550
Average shares and dilutive potential common shares	5,100,608	4,946,428	5,069,399	4,944,424
Diluted earnings per common share	$0.20	$0.15	$0.36	$0.27

ESQUIRE FINANCIAL HOLDINGS, INC.

Condensed Consolidated Non-GAAP Financial Measure Reconciliation (unaudited)

(all dollars in thousands except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income	1,027	748	1,842	1,391
Less: Tax benefit	106	-	106	-
Adjusted net income	$921	$748	$1,736	$1,391

Return on average assets-GAAP	0.95%	0.83%	0.87%	0.78%
Less: Tax benefit	0.10%	0.00%	0.05%	0.00%
Adjusted return on average assets	0.85%	0.83%	0.82%	0.78%

Return on average common equity-GAAP	7.64%	6.03%	7.02%	5.65%
Less: Tax benefit	0.79%	0.00%	0.40%	0.00%
Adjusted return on average common equity	6.85%	6.03%	6.62%	5.65%

Diluted earnings per share-GAAP	$0.20	$0.15	$0.36	$0.27
Less: Tax benefit	0.02	-	0.02	-
Adjusted diluted earnings per share	$0.18	$0.15	$0.34	$0.27

Efficiency Ratio
Net interest income	$4,620	$3,838	$8,915	$7,470
Noninterest income	1,359	1,042	2,564	2,029
Less: Net gains on sales of securities	-	-	-	6
Recurring revenue	$5,979	$4,880	$11,479	$9,493

Total noninterest expense	4,169	3,524	8,193	6,944

Efficiency ratio	69.72%	72.20%	71.38%	73.14%

Adjusted net income, which is used to compute adjusted return on average assets, adjusted return on average common equity and adjusted earnings per share, excludes the impact of a tax benefit related to certain stock option exercises during the period.

The efficiency ratio, adjusted, is a non-GAAP measure of expense control relative to adjusted revenue. We calculate the efficiency ratio, adjusted, by dividing total noninterest expenses, as determined under GAAP, by the sum of total net interest income and total noninterest income, each as determined under GAAP, but excluding net gains on securities and other non-recurring income sources, if applicable, from this calculation, which we refer to below as adjusted revenue. We believe that this provides one reasonable measure of core expenses relative to core revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for this measure, this presentation may not be comparable to other similarly titled measures by other companies.